EXHIIBIT 10.1

AGREEMENT AND PLAN OF SHARE EXCHANGE

AGREEMENT AND PLAN OF SHARE EXCHANGE

This Agreement and Plan of Share Exchange (this "Agreement"), dated as of ____________, 2004 is between HAIDA GWAI, INC., a Colorado corporation ("HAIDA GWAI"), and E-RENTER USA, Inc., a Washington corporation ("E-RENTER ").

Whereas, the Boards of Directors of HAIDA GWAI and E-RENTER each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Share Exchange (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii)

approved the Share Exchange in accordance with this Agreement;

Whereas, for Federal income tax purposes, it is intended that the Share Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as

amended (the "Code"); and

Whereas, HAIDA GWAI and E-RENTER desire to make certain representations, warranties, covenants and agreements in connection with the Share Exchange and also to prescribe various conditions to the Share Exchange.

Now, therefore, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, HAIDA GWAI, INC. and E-RENTER hereby agree as follows;

ARTICLE I

The Share Exchange

Section 1.1 The Share Exchange.

HAIDA GWAI, INC., a Colorado Corporation, at the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Revised Statutes (the “CRS”), shall exchange the shares as set forth below for one hundred percent (100%) of the issued and outstanding shares of E-RENTER (as defined below) (the "Share Exchange"). Following the Share Exchange, E-RENTER shall continue as a wholly owned subsidiary of HAIDA GWAI and HAIDA GWAI shall be the “acquiring” corporation (the "Acquiring Corporation"), and shall continue to be governed by the laws of the jurisdiction of its incorporation or organization.   The Share Exchange is intended to qualify as a tax-free reorganization under Section 368 of the Code as it relates to the non-cash Exchange of stock referenced herein.

Section 1.2 Effective Time.

Subject to the terms and conditions set forth in this Agreement, a Certificate of Share Exchange (the "Share Exchange Certificate") shall he duly executed and acknowledged by E-RENTER and HAIDA GWAI, and thereafter the Share Exchange Certificate reflecting the Share Exchange shall be delivered to the Secretary of State of the State of Colorado and the Secretary of State of Washington for filing pursuant to the Colorado Revised Statutes (the “CRS”) and the  equivalent statutes of the State of Washington on the Closing Date (as defined in Section 1.3). The Share Exchange shall become effective at such time at such time as a properly executed and certified copy of the Share Exchange Certificate is duty filed by the Secretary of State of the State of  Colorado in accordance with the CRS and the Secretary of State of  the State of Washington, in accordance with the Washington Revised Statutes (the “WRS”), or such later time as the parties may agree upon and set forth in the Share Exchange Certificate (the time at which the Share Exchange becomes effective shall be referred, to herein as the "Effective Time")

Section 1.3 Closing of the Share Exchange.

The closing of the Share Exchange (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of  E-RENTER unless another time, date or place is agreed to in writing by the parties hereto.

Section 1.4. Effects of the Share Exchange.

The Share Exchange shall have the effects set forth in the CRS and the WRS.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers of E-RENTER shall vest in the Acquiring Corporation, and E-RENTER shall remain a wholly owned subsidiary of HAIDA GWAI.

Section 1.5. Board of Directors and Officers HAIDA GWAI.

At or prior to the Effective Time, each of E-RENTER and HAIDA GWAI agrees to take such action as is necessary (i) to cause the sole officer and director of HAIDA GWAI to resign, effective immediately and (ii) to cause those individuals named by the acquired corporation ( the "E-RENTER Designees") to be elected as directors of HAIDA GWAI. In addition, majority stockholders of HAIDA GWAI prior to the Effective Time shall take all action necessary to cause, to the greatest extent practicable, the E-RENTER Designees to serve on HAIDA GWAI's Board of Directors until the next Annual Meeting.  If an E-RENTER Designee, respectively, shall decline or be unable to serve as a director prior to the Effective Time, E-RENTER shall nominate another person to serve in such person's stead, which such person shall be subject to approval of the other party. From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law. Guy Seeklus shall be Chief Executive Officer and President, with all other officers being appointed or elected, according to the Company’s By-Laws.

Section 1.6. Conversion of Shares.

     (a) At the Effective Time, each share of common stock, no par value, of E-RENTER (individually a "E-RENTER Share" and collectively, the "E-RENTER Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Share Exchange and without any action on the part of E-RENTER USA, or HAIDA GWAI or the holder thereof; be convened into and shall become Forty Thousand (40,000) fully paid and non-assessable HAIDA GWAI LTD. common shares for an aggregate amount of 4,000,000 common shares.

     (b) At the Effective Time, each E-RENTER Share held in the treasury  by E-RENTER immediately prior to the Effective Time shall, by virtue of the Share Exchange and without any action on the part of E-RENTER or HAIDA GWAI be cancelled, retired and cease to exist and no payment shall be made with respect thereto.

Section 1.7. Exchange of Certificates.

     (a) Prior to the Effective Time, HAIDA GWAI shall enter into an agreement with, and shall deposit with, Joseph I. Emas, Attorney at Law or such other agent or agents as may be satisfactory to HAIDA GWAI and E-RENTER (the "Exchange Agent"), for the benefit of the holders of E-RENTER Shares, for Exchange through the Exchange Agent in accordance with this Article I; (i) certificates representing the appropriate number of HAIDA GWAI Shares to be issued to holders of E-RENTER Shares issuable pursuant to Section 1.6 in Exchange for outstanding E-RENTER Shares.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding E-RENTER Shares (the "Certificates") whose shares were converted into the right to receive HAIDA GWAI Shares pursuant to Section 1.6: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as E-RENTER and HAIDA GWAI, INC. may reasonably specify.

 (c) No dividends or other distributions declared or made after the Effective Time with respect to HAIDA GWAI Shares with a record date after the Effective Time shall be paid to the holder of any un-surrendered Certificate with respect to the HAIDA GWAI Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. (d) In the event that any Certificate for E-RENTER Shares or HAIDA GWAI Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in Exchange therefore, upon the making of an affidavit of that fact by the holder thereof such HAIDA GWAI Shares if any, as may be required pursuant to this Agreement; provided, however, that HAIDA GWAI or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.

    (e) All HAIDA GWAI Shares issued upon the surrender for Exchange of E-RENTER Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such E-RENTER Shares. There shall be no further registration of transfers on the stock transfer books of either of E-RENTER or HAIDA GWAI of the E-RENTER Shares or HAIDA GWAI Shares which were outstanding immediately prior to the Effective Time. It after the Effective Time, Certificates are presented to HAIDA GWAI for any reason, they shall be cancelled and Exchanged as provided in this Article I.

 (f) No fractional HAIDA GWAI Shares shall be issued in the Share Exchange, but in lieu thereof each holder of E-RENTER Shares otherwise entitled to a fractional HAIDA GWAI Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an additional share to round up to the nearest round number of shares.

(g) The Boards of Directors of both E-RENTER AND HAIDA GWAI, INC. acknowledge that a change of name of HAIDA GWAI, INC. to E-RENTER USA, INC. may or may not be completed on or before the effective date.  In the event that the change of name has not been officially completed and recorded by the  Secretary of State of the State of Colorado all actions to be made as outlined in paragraphs (a) through (f) of this Section 1.7 be delayed temporarily until such name change has been officially made.

Section 1.8. Stock Options.

At the Effective Time, each outstanding option to purchase E-RENTER Shares, if any (a "E-RENTER Stock Option" or collectively, "E-RENTER Stock Options") issued pursuant to any E-RENTER Stock Option Plan or E-RENTER Long Term Incentive Plan whether vested or unvested, shall be cancelled.

Section 1.9 Taking of Necessary Action: Further Action.

If, at any time after the Effective Time, E-RENTER or HAIDA GWAI reasonably determines that any deeds, assignments, or instruments or confirmations or transfer are necessary or desirable to carry out the purposes of this Agreement and to vest HAIDA GWAI with full right, title and possession to all assets, property, rights, privileges, powers and franchises of E-RENTER) the officers and directors of HAIDA GWAI and E-RENTER are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

ARTICLE 2

Representations and Warranties of HAIDA GWAI

HAIDA GWAI hereby represents and warrants to E-RENTER as follows:

Section 2.1 - Organization and  Qualification.

     (a) HAIDA GWAI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on HAIDA GWAI.  When used in connection with HAIDA GWAI, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of HAIDA GWAI, other than any change or effect arising out of general economic conditions unrelated to any business in which HAIDA GWAI is engaged, or (ii) that may impair the ability of HAIDA GWAI to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     (b) HAIDA GWAI has heretofore delivered to E-RENTER accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of HAIDA GWAI.  HAIDA GWAI is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on HAIDA GWAI.

Section 2.2. Capitalization of HAIDA GWAI.

     (a) The authorized capital stock of HAIDA GWAI consists of One Hundred Million (100,000,000)

Common Shares and ten million (10,000,000) Preferred Shares. As of November 22, 2004, 2,550,000 Common Shares were issued and outstanding, and  no HAIDA GWAI Common Shares were held in treasury. There are no Preferred Shares issued and outstanding. All of the outstanding HAIDA GWAI  Common Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of pre-emptive rights. Except as set forth herein, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of HAIDA GWAI, (ii) securities of HAIDA GWAI convertible into or Exchangeable for shares of capital stock or voting securities of HAIDA GWAI, except for the Preferred Shares of HAIDA GWAI, (iii) options or other rights to acquire from HAIDA GWAI and  no obligations of HAIDA GWAI to issue, any capital stock, voting securities or securities convertible into or Exchangeable for capital stock or voting securities of HAIDA GWAI, and (iv) equity equivalents, interests in the ownership or earnings of HAIDA GWAI or other similar rights (collectively, "HAIDA GWAI Securities"). As of the date hereof there are no outstanding obligations of HAIDA GWAI or its subsidiaries to repurchase, redeem or otherwise acquire any HAIDA GWAI Securities or stockholder agreements, voting trusts or other agreements or understandings to which HAIDA GWAI is a party or by which it its bound relating to the voting or registration of any shares of capital stock of HAIDA GWAI. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (b) HAIDA GWAI does not own directly or indirectly more than fifty percent (50%) of the outstanding

     Section 2.3. Authority Relative to this Agreement; Recommendation.

     (a) HAIDA GWAI has all necessary corporate power and authority to execute and deliver this

Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of HAIDA GWAI (the "HAIDA GWAI Board") and no other corporate proceedings on the part of HAIDA GWAI are necessary to authorize this Agreement or to consummate the transactions  contemplated hereby, except, as referred to in Section 2.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding HAIDA GWAI Shares. This Agreement has been duly and validly executed and delivered by HAIDA GWAI and constitutes a valid, legal and binding agreement of HAIDA GWAI, enforceable against HAIDA GWAI in accordance with its terms.

(b) The HAIDA GWAI Board has resolved to recommend that the stockholders of HAIDA GWAI approve and adopt this Agreement, if such authorization is required by the CRS.

Section 2.4. Information Supplied.

None of the information supplied or to be supplied by HAIDA GWAI contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 2.5 Consents and Approvals: No Violations.

Neither the execution, delivery and performance of this Agreement by HAIDA GWAI nor the consummation by HAIDA GWAI of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of HAIDA GWAI, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which HAIDA GWAI is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to HAIDA GWAI or any or its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on HAIDA GWAI.

Section 2.6. No Default.

HAIDA GWAI is not in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which HAIDA GWAI is now a party or by which any of its respective properties or assets may be bound or (iii) any order, writ injunction, decree, law, statute, rule or regulation applicable to HAIDA GWAI or any of its respective properties or assets, except in, the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on HAIDA GWAI. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which HAIDA GWAI is now a party or by which its respective properties or assets may be bound that is material to HAIDA GWAI and that has not expired is in full force and effect and is not subject to any material default there-under of which HAIDA GWAI is aware by any party obligated to HAIDA GWAI there-under.

Section 2.7. No Undisclosed Liabilities; Absence of Changes.

As of November 22, 2004, HAIDA GWAI does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of HAIDA GWAI (including the notes thereto) or which would have a Material Adverse Effect on HAIDA GWAI. Except as publicly disclosed by HAIDA GWAI, since January 19, 2000, HAIDA GWAI has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to HAIDA GWAI having or which reasonably could be expected to have, a Material Adverse Effect on HAIDA GWAI. There has not been (i) any material change by HAIDA GWAI in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by HAIDA GWAI of any of its assets having a Material Adverse Effect on HAIDA GWAI, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

Section 2.8. Litigation.

There is no suit, claim, action, proceeding or investigation, pending or, to the knowledge of HAIDA GWAI, threatened against HAIDA GWAI or any of its subsidiaries or any or their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on HAIDA GWAI or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

Section 2.9 . Compliance with Applicable Law.

HAIDA GWAI holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "HAIDA GWAI Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on HAIDA GWAI.

Section 2.10. Environmental Laws and Regulations.

     (a) (i) HAIDA GWAI is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"). except for non-compliance that would not have a Material Adverse Effect on HAIDA GWAI, which compliance includes but is not limited to, the possession by HAIDA GWAI or all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) HAIDA GWAI has not received written notice of, or, to the knowledge of HAIDA GWAI, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on HAIDA GWAI; and (iii) to the knowledge of HAIDA GWAI, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

(b) There are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on HAIDA GWAI that are pending or, to the knowledge of HAIDA GWAI, threatened against HAIDA GWAI or, to the knowledge of HAIDA GWAI, against any person or entity whose liability for any Environmental Claim HAIDA GWAI has or may have retained or assumed either contractually or by operation of law.

Section 2.11. Tax Matters.

    (a) Except as set forth in Section 2.13 of the HAIDA GWAI Disclosure Schedule: (i) HAIDA GWAI has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of HAIDA GWAI and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to HAIDA GWAI have been paid in full or have been provided for in accordance with GAAP on HAIDA GWAI's most recent balance sheet. (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to HAIDA GWAI; (iv) to the knowledge of HAIDA GWAI none of the Tax Returns of or with respect to HAIDA GWAI is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to HAIDA GWAI which has not been abated or paid in full.

(b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and. (ii.) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

Section 2.12. Title to Property.

HAIDA GWAI has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet, due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on HAIDA GWAI; and, to HAIDA GWAI's knowledge, all leases pursuant to which HAIDA GWAI leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of HAIDA GWAI, under any of such leases, any existing material default or event of default (or event which with notice of lapse of time, or both, would constitute a default and in respect of which HAIDA GWAI has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on HAIDA GWAI.

Section 2.13. Intellectual Property.

The conduct of the business of HAIDA GWAI as now conducted does not, to HAIDA GWAI's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any HAIDA GWAI Intellectual Property Rights.

Section 2.14. Insurance.

HAIDA GWAI currently does not maintain general liability and other business insurance.

Section. 2.15. Vote Required.

The affirmative vote of the holders of at least a majority of the outstanding HAIDA GWAI Shares is the only vote of the holders of any class or series of HAIDA GWAI's capital stock necessary to approve and adopt this Agreement and the Share Exchange.

Section 2.16. Tax Treatment.

Neither HAIDA GWAI nor, to the knowledge of HAIDA GWAI, any of its affiliates has taken or agreed to take action that would prevent the Share Exchange from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

Section 2.17. Affiliates.

Except for the principal HAIDA GWAI Stockholder who is the sole officer and director of HAIDA GWAI,  there are no persons who, to the knowledge of HAIDA GWAI, may be deemed to be affiliates of HAIDA GWAI under Rule 1-02(b) of Regulation S-X of the SEC (the HAIDA GWAI Affiliates").

Section 2.18. Certain Business Practices.

None of HAIDA GWAI or any director, officer, agent or employee of HAIDA GWAI has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

Section 2.19. Insider Interests.

No officer or director of HAIDA GWAI has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or HAIDA GWAI Intellectual Property Rights, used in or pertaining to the business of HAIDA GWAI, expect for the ordinary rights of a stockholder or employee stock option holder.

Section 2.20. Opinion of Financial Adviser.

No advisers, as of the date hereof, have delivered to the HAIDA GWAI Board a written opinion to the effect that, as of such date, the Exchange ratio contemplated by the Share Exchange is fair to the holders of HAIDA GWAI Shares.

Section. 2.21. Disclosure.

No representation or warranty of HAIDA GWAI in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to E-RENTER pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

Section 2.22. No Existing Discussions.

As of the date hereof, HAIDA GWAI is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

Section 2.23. Material Contracts.

(a)

HAIDA GWAI warrants to E-RENTER that there are no contracts and/or agreements to which HAIDA GWAI is a party or by which any of its properties or assets are bound.

ARTICLE 3

Representations and Warranties of E-RENTER USA

E-RENTER hereby represents and warrants to HAIDA GWAI as follows;

Section 3.1. Organization and Qualification.

     (a) Each of E-RENTER and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Affect (as defined below) on E-RENTER . When used in connection with E-RENTER , the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of E-RENTER and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in, which E-RENTER and its subsidiaries are engaged, or (ii) that may impair the ability of E-RENTER to consummate the transactions contemplated hereby.

(b) E-RENTER has heretofore delivered to HAIDA GWAI accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of E-RENTER. Each of E-RENTER and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on E-RENTER.

Section 3.2. Capitalization of E-RENTER USA.

     (a) The authorized capital stock of E-RENTER consists of         E-RENTER common Shares, no par value, twenty (20) shares of common stock is currently issued and outstanding. All of the outstanding E-RENTER Shares have been duly authorized and validly issued, and are fully paid, non-assessable and free of pre-emptive rights.

     (b) Except as set forth in Section 3.2(b) of the E-RENTER Disclosure Schedule, E-RENTER is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.

     (c) Except as set tub in Section 3.2(c) of the E-RENTER Disclosure Schedule, between the date of this agreement, and the Closing, as defined herein, no shares of E-RENTER USA's capital stock will have been issued and no E-RENTER Stock options have been granted. Except as set forth in Section 3.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of E-RENTER USA, (ii) securities of E-RENTER or its subsidiaries convertible into or Exchangeable for shares of capital stock or voting securities of E-RENTER USA, (iii) options or other rights to acquire from E-RENTER or its subsidiaries, or obligations of E-RENTER or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or Exchangeable for capital stock or voting securities of E-RENTER USA, or (iv) equity equivalents, interests in the ownership or earnings of E-RENTER or its subsidiaries or other similar rights (collectively, "E-RENTER Securities"). As of the date hereof there are no outstanding obligations of E-RENTER or any of its subsidiaries to repurchase, redeem or otherwise acquire any E-RENTER Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which E-RENTER is a party or by which it is bound relating to the voting or registration of any shares of capital stock of E-RENTER USA.

     (d) Except as set forth in Section 3.2(d) of the E-RENTER Disclosure Schedule, there are no securities of E-RENTER convertible into or Exchangeable for, no options or other rights to acquire from E-RENTER USA, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in or any other securities of, any subsidiary of E-RENTER USA.

     (e) The E-RENTER Shares constitute the only class of equity securities of E-RENTER or its subsidiaries.

(f) Except as set forth in Section 3.2(f) of the E-RENTER Disclosure Schedule, E-RENTER does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity.

Section 3.3.  Authority Relative to this Agreement Recommendation.

(a) E-RENTER has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of E-RENTER (the "E-RENTER Board"), and no other corporate proceedings on the part of E-RENTER are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by E-RENTER and constitutes a valid, legal and binding agreement of E-RENTER USA, enforceable against E-RENTER in accordance with its terms.

(b) The E-RENTER Board has resolved to recommend that the stockholders of E-RENTER approve and adopt this Agreement.

Section 3.4.  SEC Retorts Financial Statements.

E-RENTER is not required to file forms, reports and documents with the SEC.

Section 3.5.  Information Supplied.

None of the information supplied or to be supplied by E-RENTER contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section. 3.6.  Consents and Approvals; No Violations.

No permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by E-RENTER of this Agreement or the consummation by E-RENTER of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on E-RENTER USA.

Neither the execution, delivery and performance of this Agreement by E-RENTER nor the consummation by E-RENTER of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of E-RENTER or ally of E-RENTER USA's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract agreement or other instrument or obligation to which E-RENTER or any of E-RENTER 's  subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to E-RENTER or any of E-RENTER USA's subsidiaries or any of their respective properties or assets except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on E-RENTER USA.

Section 3.7.  No Default.

E-RENTER or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which E-RENTER or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to E-RENTER USA, its subsidiaries or any of their respective properties or assets, except in the case or (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on E-RENTER USA. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which E-RENTER or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to E-RENTER and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default there-under of which E-RENTER is aware by any party obligated to E-RENTER or any subsidiary there-under.

Section 3.8.  No Undisclosed Liabilities; Absence of Changes.

Except as and to the extent disclosed by E-RENTER USA, none of E-RENTER or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet or E-RENTER and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on E-RENTER USA. Except as disclosed by E-RENTER USA, none of E-RENTER or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to E-RENTER or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on E-RENTER USA. Except as and to the extent disclosed by E-RENTER there has not been (i) any material change by E-RENTER in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles, (ii) any revaluation by E-RENTER of any of its assets having a Material Adverse Effect on E-RENTER USA, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

Section 3.9.  Litigation.

E-RENTER  warrants that there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of E-RENTER USA, threatened against E-RENTER or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on E-RENTER or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.  None of E-RENTER or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected 'to have a Material Adverse Effect on E-RENTER or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

Section 3.10.  Compliance with Applicable Law.

Except as disclosed by E-RENTER USA, E-RENTER and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and Governmental entities necessary for the lawful conduct of their respective businesses (the "E-RENTER approvals which would not have a Material Adverse Effect on E-RENTER USA). Except as disclosed by E-RENTER USA, E-RENTER and its subsidiaries are in compliance with the terms of the E-RENTER Permits, except where the failure so to comply would not have a Material Adverse Effect on E-RENTER USA. Except as disclosed by E-RENTER USA, tile businesses of E-RENTER and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity.  Except as disclosed by E-RENTER no investigation or review by any Governmental Entity with respect to E-RENTER or its subsidiaries is pending or, to the knowledge of E-RENTER USA, threatened, nor, to the knowledge of E-RENTER USA, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which E-RENTER reasonably believes will not have a Material Adverse Effect on E-RENTER USA.

Section 3.11  Environmental Laws and Regulations.

     (a) Except as disclosed by E-RENTER USA, (i) each of E-RENTER and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on E-RENTER USA, which compliance includes, but is not limited to, the possession by E-RENTER and its subsidiaries of all material permits and other government, authorizations required under applicable Environmental Laws, and compliance with, the terms and conditions thereof; (ii) none of E-RENTER or its subsidiaries has received written notice of; or, to the knowledge of E-RENTER USA, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on E-RENTER USA; and (iii) to the knowledge of E-RENTER USA, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed by E-RENTER USA, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on E-RENTER that are pending or, to the knowledge of E-RENTER USA, threatened against E-RENTER or any of its subsidiaries or, to the knowledge of E-RENTER USA, against any person or entity whose liability for any Environmental Claim E-RENTER or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

Section 3.12.  Tax Matters.

Except as set forth in Section 3.13 of the E-RENTER Disclosure Schedule: (i) E-RENTER and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of E-RENTER and each of its subsidiaries and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to E-RENTER and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on E-RENTER USA's most recent balance sheet which is part of the E-RENTER SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period or limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to E-RENTER or its subsidiaries; (iv) to the knowledge of E-RENTER none of the Tax Returns of or with respect to E-RENTER or any of its subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to E-RENTER or any of its subsidiaries which has not been abated or paid in, full.

Section. 3.13.Title to Property.

E-RENTER and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on E-RENTER USA; and, to E-RENTER USA's knowledge, all leases pursuant to which E-RENTER or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of E-RENTER USA, under any or such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which E-RENTER or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on E-RENTER USA.

Section 3.14.Intellectual Property.

(a) Each of E-RENTER and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefore that are material to its business as currently conducted (the "E-RENTER Intellectual Property Rights").

(b)  The validity of the E-RENTER intellectual Property Rights and the title thereto of E-RENTER or any subsidiary, as the case may be, is not being questioned in any litigation to which E-RENTER or any subsidiary is a party.

(c) The conduct of the business of E-RENTER and its subsidiaries as now conducted does not, to E-RENTER USA's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any E-RENTER intellectual Property Rights.

     (d) Each of E-RENTER and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where E-RENTER has elected to rely on patent or copyright protection in lieu of trade secret protection.

Section 3.15.  Insurance.

E-RENTER and its subsidiaries maintain general liability and other business   insurance that E-RENTER believes to be reasonably prudent for its business.

Section 3.16.  Vote Required.

The affirmative vote of the holders of at least a majority of the outstanding E-RENTER Shares is the only vote of the holders of any class or series of E-RENTER USA's capital stock necessary to approve and adopt this Agreement and the Share Exchange.

Section 3.17.  Tax Treatment.

Neither E-RENTER nor, to the knowledge of E-RENTER USA, any of its affiliates has taken or agreed to take any action that would prevent the Share Exchange from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

Section 3.18.  Affiliates.

There are no persons who, to the knowledge of E-RENTER USA, may be deemed to be affiliates of E-RENTER under Rule 1-02(b) of Regulation S-X of the SEC (the "E-RENTER Affiliates").

Section 3.19.  Certain Business Practices.

None of E-RENTER USA, any of its subsidiaries or any directors, officers, agents or employees of E-RENTER or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

Section 3.20.  Insider Interests.

No officer or director of E-RENTER has any interest in any material; property, real or personal, tangible or intangible, including without limitation, any computer software or E-RENTER Intellectual Property Rights, used in or pertaining to the business of E-RENTER or any subsidiary, except for the ordinary rights of a stockholder or employee stock option holder.

Section 3.21.  Opinion of Financial Adviser.

No advisers, as of the date hereof, have delivered to the E-RENTER Board a written opinion to the effect that, as of such date, the Exchange ratio contemplated by the Share Exchange is fair to the holders of E-RENTER Shares.

Section 3.22.   Disclosure.

No representation or warranty of E-RENTER in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to HAIDA GWAI pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

Section 3.23.  No Existing Discussions.

As of the date hereof E-RENTER is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 5.4).

Section 3.24.  Material Contracts.

     (a) E-RENTER has delivered or otherwise made available to HAIDA GWAI true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which E-RENTER is a party affecting the obligations of any party there-under) to which E-RENTER or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or assets of E-RENTER and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of E-RENTER and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which E-RENTER is a party involving employees of E-RENTER USA); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof; the "E-RENTER Contracts"). Neither E-RENTER nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the E-RENTER Contracts is valid and enforceable in accordance with its terms, and there is no default under any E-RENTER contract so listed either by E-RENTER of, to the knowledge of E-RENTER USA, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default there-under by E-RENTER or, to the knowledge of E-RENTER USA, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on E-RENTER USA.

     (c) No party to any such E-RENTER Contract has given notice to E-RENTER of or made a claim against E-RENTER with respect to any breach or default there-under, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on E-RENTER USA.

ARTICLE 4

Covenants

Section 4.1  Conduct of Business of HAIDA GWAI.

From the date hereof , HAIDA GWAI will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time.  Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, including the change of name of HAIDA GWAI, INC. TO E-RENTER USA, INC., HAIDA GWAI will not, without the prior written consent of E-RENTER USA:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) amend the terms of any stock of any class or any other securities (except bank loans) or equity equivalents;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

(d) adopt a plan of complete or partial liquidation, dissolution, share Exchange, consolidation, restructuring, recapitalization or other reorganization of HAIDA GWAI (other than the Share Exchange);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of HAIDA GWAI; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent HAIDA GWAI from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2001 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2001 in amounts previously disclosed to E-RENTER (to the extent that such compensation increases and new or amended bonus arrangements do not reset in a material increase in benefits or compensation expense to HAIDA GWAI);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(i) revalue in, any material respect any of its assets including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by share Exchange, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in tile ordinary course of business consistent with past practice which would be material to HAIDA GWAI; (iii) authorize any new capital expenditure or expenditures which, individually is in excess of $1,000 or, in the aggregate, are in excess of $5,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to HAIDA GWAI;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on HAIDA GWAI;

(m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or in the ordinary course of business; or

(n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of, contained in this Agreement untrue or incorrect.

Section 4.2.  Conduct of Business of E-RENTER USA.

Except as contemplated by this Agreement or as described in Section 4.2 of the E-RENTER Disclosure Schedule during the period from the date hereof to the Effective Time, E-RENTER will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement  prior to the Effective Time, E-RENTER will not, without the prior written consent of HAIDA GWAI:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;

(c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d) adopt a plan of complete or partial liquidation, dissolution, share Exchange consolidation, restructuring, re-capitalization or other reorganization of E-RENTER (other than the Share Exchange);

(e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of E-RENTER or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent E-RENTER or its subsidiaries from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2001 in the ordinary course of yearend compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2001 in amounts previously disclosed to (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in, benefits or compensation expense to E-RENTER USA);

(g) acquire, sell, lease or dispose of any assets in any single transaction or series of  related transactions other than in the ordinary course of business;

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory of writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by share Exchange, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in, the ordinary course of business consistent with past practice which would be material to E-RENTER USA; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1,000 or, in the aggregate, are in excess of $5,000: provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

(k) make any tax election or settle or compromise any income tax liability material to E-RENTER and its subsidiaries taken as a whole;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on, E-RENTER USA;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or except in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of the E-RENTER contained in this Agreement untrue or incorrect.

Section 4.3  Other Potential Acquirers.

E-RENTER USA, its affiliates and. their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition

Section 4.4   Meetings of Stockholders.

Each of E-RENTER and HAIDA GWAI shall take all action necessary, in accordance with the respective General Corporation Law of its respective state, and its respective certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the NRS and its charter and bylaws, in the case of HAIDA GWAI and the General Corporation Law of its respective state, and its charter and bylaws, in the case of E-RENTER USA. HAIDA GWAI and E-RENTER will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters.

Section 4.6  OTC:BB Listing.

(a)The parties shall use all reasonable efforts to cause the HAIDA GWAI Shares, subject to Rule 144, to be traded on the Over-the-Counter Bulletin Board (OTC:BB).

(b) Between the date hereof and the Effective Time, HAIDA GWAI shall furnish to E-RENTER     LTD., and E-RENTER will furnish to HAIDA GWAI, within 25 business days after the end of each quarter, quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

(c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this  Agreement.

Section 4.7  Additional Agreements. Reasonable Efforts.

Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,  (i) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (ii) contesting any legal proceeding relating to the Share Exchange and (iii) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

Section 4.8   Public Announcements.

E-RENTER USA, and HAIDA GWAI will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Share Exchange, and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.9   Notification of Certain Matters.

The parties hereto shall give prompt notice to the other parties, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in, this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken other communication from any third party alleging that the consent of such third party is or may as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

ARTICLE 5 - Conditions to Consummation of the Share Exchange

Section 5 1  Conditions to Each Party's Obligations to Effect the Share Exchange.

The respective obligations of each party hereto to effect the Share Exchange are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of HAIDA GWAI and E-RENTER USA;

     (b) this Agreement shall have been approved and adopted by the Board of Directors of HAIDA GWAI and E-RENTER USA;

     (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Share Exchange;

     (d) any waiting period applicable to the Share Exchange under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and

Section 5.2  Conditions to the Obligations of HAIDA GWAI.

The obligation of HAIDA GWAI to effect the Share Exchange is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) the representations of E-RENTER contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on E-RENTER USA) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing E-RENTER shall have delivered to HAIDA GWAI a certificate to that effect;

                (b) each of the covenants and obligations of E-RENTER to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing E-RENTER shall have delivered to HAIDA GWAI a certificate to that effect;

(c) E-RENTER shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the Share Exchange as relates to any obligation, right or interest of E-RENTER under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of HAIDA GWAI, individually or in the aggregate, have a Material Adverse Effect on E-RENTER USA;

(d) there shall have been no events, changes or effects with respect to E-RENTER or its subsidiaries having or          which could reasonably be expected to have a Material Adverse Effect on E-RENTER USA; and

(e) The Board of Directors of E-RENTER shall recommend to its shareholders that it adopt the following resolution:

For a period of ninety (90) days after the effective date of the Share Exchange between E-RENTER and HAIDA GWAI, any shareholder of E-RENTER which receives HAIDA GWAI shares as a result of the terms and conditions of this Agreement, shall not cause the shares owned by said shareholder to vote for any action which would cause a “reverse-split” of the company’s shares.

(f)

The Shareholders of E-RENTER shall adopt the following resolution:

For a period of ninety (90) days after the effective date of the Share Exchange between E-RENTER and HAIDA GWAI, any shareholder of E-RENTER which receives HAIDA GWAI shares as a result of the terms and conditions of this Agreement, shall not cause the shares owned by said shareholder to vote for any action which would cause a “reverse-split” of the company’s shares.

Section 5.3  Conditions to the Obligations of E-RENTER USA.

The respective obligations of E-RENTER to effect the Share Exchange are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of HAIDA GWAI contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on HAIDA GWAI) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing HAIDA GWAI shall have delivered to E-RENTER a certificate to that effect;

     (b) each of the covenants and obligations of HAIDA GWAI pursuant to the terms of this Agreement shall have been duly performed in all material respects. HAIDA GWAI shall have delivered to E-RENTER a certificate to that effect; and

     (c) there shall have been no events, changes or effects with respect to HAIDA GWAI having or which could reasonably be expected to have a Material Adverse Effect on HAIDA GWAI.

ARTICLE 6 - Amendment; Waiver

Section 6.1 Amendment.

This Agreement may he amended by action taken by HAIDA GWAI and E-RENTER at any time before or after approval of the Share Exchange by the stockholders of HAIDA GWAI and E-RENTER (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

Section 6.2  Extension: Waiver.

At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE 7 - Miscellaneous

Section 7.1  Entire Agreement; Assignment.

This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

Section 7.2  Validity.

 If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

Section 7.3  Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

If to E-RENTER USA:

E-RENTER USA, Inc.

Attention: Mr. Guy Seeklus

Address: 435 Martin Street

   Suite 3140

   Blaine, WA 98230

Telephone: (360) 332-0078

Facsimile:   (360) 543-5646

If to HAIDA GWAI:

HAIDA GWAI, Inc.

Attention: Ms. Inge Kerster

Address: 15998 SW 13th Street

Pembroke Pines, FL 33027

Telephone: (954) 538-9745

        Facsimile: (954) 337-2940

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 7.5  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of  Colorado without regard to the principles of conflicts of law thereof.

Section 7.6.  Descriptive Headings.

The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 7.7  Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 4.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.8 Certain Definitions.

For the purposes of this Agreement, the term.:

(a) "affiliate" means (except as otherwise provided in Sections 2.1.9, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "business day" means any day other than a day on which major stock exchanges and OTC quotation Services are closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.;

(d) "knowledge" or "known means, with respect to any matter in question, if an executive officer of HAIDA GWAI or E-RENTER or its subsidiaries, as the case may be, has actual knowledge of such matter;

     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

     (f) "subsidiary" or "subsidiaries" of HAIDA GWAI, E-RENTER or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which HAIDA GWAI, E-RENTER or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such  corporation or other legal entity.

Section 7.9  Personal Liability.

This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of HAIDA GWAI, E-RENTER or any officer, director, employee, agent, representative or investor of any party hereto.

Section 7.10  Specific Performance.

The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merge, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Share Exchange.

Section 7.11  Construction.

HAIDA GWAI and E-RENTER have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 7.12  Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but a which shall constitute one and the same agreement.

In Witness Whereof each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HAIDA GWAI, INC.

E-RENTER USA, INC.

By: Inge Kerster

       Inge Kerster, President and Secretary

By: s/s Guy Seeklus

                                                                                                                        Guy Seeklus, President

By: s/s Brenda Menkis

             Brenda Menkis, Secretary

HAIDA GWAI DISCLOSURE SCHEDULE

Schedule 2.1 Organization

See Amended Articles/Bylaws/Minutes

Schedule 2.6 Consents & Approvals

None Required

Schedule 2.7 No Default

Not Applicable

Schedule 2.8 No Undisclosed Liability

None Exists

Schedule 2.9 Litigation

None Exists

Schedule 2.10 Compliance with Applicable Law

Not Applicable

Schedule 2.11 Employee Benefit Plans

Section 2.11(a) Not Applicable - None Exist

Section 2.11(b) No Benefit Plan Exist

Section 2.11( c) No Options Exist

Section 2.E 1(d) No Agreements Exist

Schedule 2.12 Environmental Laws and Regs

Not Applicable

Schedule 2. 13 Tax Matters

None Exist

Schedule 2.14 Title to Property

None Exist

Schedule 2.15 Intellectual Property

None Exists

Schedule 2.16 Insurance

None Exists

Schedule 2 1.7 Vote Required

See Shareholder Meeting Certificate

Schedule 2.13 Tax Treatment

Not Applicable

Schedule 2.20 Certain Business Practices

None Exist

Schedule 2.21 Insider Interest

None Exists

Schedule 2.22 Opinion of Financial Adviser

Waived-None Exist

Schedule 2.23 Broker

None Exists

Schedule 4.1 Conduct of Business

See Amended & Restated Articles

E-RENTER DISCLOSURE SCHEDULE

Schedule 3.2(b) Subsidiary Stock

None Exist

Schedule 3.2(c) Capital Stock Rights

None Exist other than as in Articles

Schedule 3.2(d) Securities conversions

None Exist

Schedule 3.2 (f) Subsidiaries

None Exist

Schedule 3.6 Consents & Approvals

None Required

Schedule 3.7 No Default

Not Applicable

Schedule 3.8 No Undisclosed Liability

None Exists

Schedule 3.9 Litigation

None Exists

Schedule 3.10 Compliance with Applicable Law

Not Applicable

Schedule 3.11 Employee Benefit Plans

Section 3.11(c) No Options Exist

Section 3.11(c) No Agreements Exist

Schedule 3.12 Environmental Laws and Regs

Not Applicable

Schedule 3.13 Tax Matters

None Exist

Schedule 3.14 Title to Property

None Exist

Schedule 3.15(b) Intellectual Property

None Exist

Schedule 3.16 Insurance

None Exist

Schedule 3.17 Vote Required

See Shareholder Meeting Certificate

Schedule 3.18 Tax Treatment

Not Applicable

Schedule 3.20 Certain Business Practices

None Exist

Schedule 3.21 Insider Interest

None Exist

Schedule 3.22 Opinion of Financial Adviser

Waived - None Exist

Schedule 2.23 Broker

None Exist

Schedule 4.2 Conduct of Business

See Amended & Restated Articles